Exhibit 99.1

CBTX, Inc. Second Quarter 2021 Investor Presentation NASDAQ: CBTX

2 SAFE HARBOR STATEMENT AND NON-GAAP FINANCIAL MEASURES NON-GAAP FINANCIAL MEASURES This presentation contains certain non-GAAP (generally accepted accounting principles) financial measures, including tangible equity, tangible assets, tangible book value per share, tangible equity to tangible assets, return on average tangible equity, and pre-provision net revenue. The non-GAAP financial measures that CBTX, Inc.(the “Company”) discusses in this presentation should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP.A reconciliation of the non-GAAP financial measures used in this presentation to the most directly comparable GAAP measures is provided at the end of this presentation. FORWARD-LOOKING STATEMENTS This presentation may contain certain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about the Company and its subsidiary. Forward-looking statements include information regarding the Company’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: natural disasters and adverse weather on the Company’s market area, acts of terrorism, pandemics, an outbreak of hostilities or other international or domestic calamities and other matters beyond the Company’s control; the Company’s ability to manage the economic risks related to the impact of the COVID-19 pandemic and (including risks related to its customers’ credit quality, deferrals and modifications to loans); the geographic concentration of the Company’s markets in Houston and Beaumont, Texas; the Company’s ability to manage changes and the continued health or availability of management personnel; the amount of nonperforming and classified assets that the Company holds and the time and effort necessary to resolve nonperforming assets; deterioration of asset quality; interest rate risk associated with the Company’s business; national business and economic conditions in general, in the financial services industry and within the Company’s primary markets; sustained instability of the oil and gas industry in general and within Texas; the composition of the Company’s loan portfolio, including the identity of the Company’s borrowers and the concentration of loans in specialized industries; changes in the value of collateral securing the Company’s loans; the Company’s ability to maintain important deposit customer relationships and its reputation; the Company’s ability to maintain effective internal control over financial reporting; the Company’s ability to pursue available remedies in the event of a loan default for loans under the Paycheck Protection Program, or PPP, and the risk of holding such loans at unfavorable interest rates and on terms that are less favorable than those with customers to whom the Company would have otherwise lent; volatility and direction of market interest rates; liquidity risks associated with the Company’s business; systems failures, interruptions or breaches involving the Company’s information technology and telecommunications systems or third-party servicers; the failure of certain third-party vendors to perform; the institution and outcome of litigation and other legal proceedings against the Company or to which it may become subject; the operational risks associated with the Company’s business; the costs, effects and results of regulatory examinations, investigations, including the ongoing investigation by the Financial Crimes Enforcement Network of the U.S. Department of Treasury, or FinCEN, or reviews or the ability to obtain required regulatory approvals; the Company’s ability to meet the requirements of its Formal Agreement with the Office of the Comptroller of the Currency and the risk that such Formal Agreement may have a negative impact on the Company’s financial performance and results of operations; changes in the laws, rules, regulations, interpretations or policies relating to financial institution, accounting, tax, trade, monetary and fiscal matters; governmental or regulatory responses to the COVID-19 pandemic that may impact the Company’s loan portfolio and forbearance practice; further government intervention in the U.S. financial system that may impact how the Company achieves its performance goals; and other risks, uncertainties, and factors that are discussed from time to time in the Company’s reports and documents filed with the SEC. Additionally, many of these risks and uncertainties have been elevated by and may to be elevated by the COVID-19 pandemic. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission, or SEC, and other reports and statements that the Company has filed with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what it anticipates. Accordingly, you should not place undue reliance on any such forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward- looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Copies of the SEC filings for the Company are available for download free of charge from www.communitybankoftx.com under the Investor Relations tab. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company’s behalf may issue. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

3 COMPANY SNAPSHOT • Founded in 2007 and completed IPO in November 2017 • Primarily a business bank with 35 banking centers located across Houston, East Texas and Dallas • Experienced management team with deep ties in the markets served • Strong credit culture • Low-cost core funding - total deposits of $3.4 billion as of 6/30/2021 • Strong insider ownership of 26% as of 6/30/2021 • Quarterly dividend of $0.13 per share, paid on 7/15/2021 • Strong capital levels with total risk-based capital ratio of 17.72%, tier 1 risk-based capital ratio of 16.46% and common equity tier 1 capital ratio of 16.46% as of 6/30/2021

FINANCIAL HIGHLIGHTS

Financial Highlights	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
Balance Sheet (000)					
Total Assets	$ 4,066,534	$ 4,028,639	$ 3,949,217	$ 3,814,672	$ 3,901,725
Loans, Net	2,692,313	2,850,758	2,883,480	2,920,457	2,895,210
PPP Loans	184,286	274,336	275,396	330,512	330,449
PPP Deferred Fees / Unearned Discount	(5,207)	(5,560)	(4,159)	(6,251)	(6,744)
PPP Loans, Net[1]	179,079	268,776	271,237	324,261	323,705
Total Deposits	3,416,786	3,384,747	3,301,794	3,170,664	3,254,203
Book Value per Share	22.75	22.31	22.20	21.89	21.71
Tangible Book Value per Share[2]	19.28	18.84	18.74	18.44	18.26
Income Statement (000)					
Net Interest Income	$ 31,018	$ 33,090	$ 32,520	$ 31,708	$ 32,158
Provision (Recapture) for Credit Losses	(5,083)	412	(135)	4,108	9,870
Noninterest Income	3,491	3,111	3,522	4,023	2,909
Noninterest Expense	25,197	23,285	23,658	23,858	22,495
Net Income	11,703	10,019	10,236	6,421	2,163
Pre-Provision Net Revenue[2][3]	9,312	12,916	12,384	11,873	12,572
Diluted Earnings per Share	0.48	0.41	0.41	0.26	0.09
Capital Ratios					
Total Shareholders' Equity to Total Assets	13.68 %	13.54 %	13.84 %	14.18 %	13.77 %
Tangible Equity to Tangible Assets[2]	11.84	11.67	11.94	12.22	11.84
Common Equity Tier 1 Capital Ratio	16.46	15.75	15.45	15.41	15.30
Tier 1 Risk-Based Capital Ratio	16.46	15.75	15.45	15.41	15.30
Total Risk-Based Capital Ratio	17.72	17.00	16.71	16.67	16.56
Tier 1 Leverage Ratio	11.63	11.90	12.00	11.90	11.96

(1) PPP Loans, Net are included in Loans, Net above. See page 10 for further details.
(2) See Appendix for reconciliation of non-GAAP financial measures.
(3) Pre-provision net revenue is net income, with the provision for credit losses and income tax expense added back.

CBTX, INC.

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5 FINANCIAL HIGHLIGHTS (Continued) (1) Annualized. (2) See Appendix for reconciliation of non-GAAP financial measures. (3) Efficiency ratio is calculated by dividing noninterest expense by the sum of the net interest income and noninterest income. Financial Highlights Q2 2021 Q1 2021 Q4 2020 Q3 2020 Q2 2020 Profitability Return on Average Assets 1.14% 1.03% 1.05% 0.66% 0.23 % Return on Average Shareholders' Equity(1) 8.49 7.39 7.47 4.70 1.60 Return on Average Tangible Equity(1)(2) 10.03 8.75 8.85 5.57 1.90 Net Interest Margin - Tax Equivalent(1) 3.29 3.71 3.62 3.55 3.68 Cost of Total Deposits(1) 0.15 0.17 0.19 0.23 0.26 Efficiency Ratio(3) 73.02 64.32 65.64 66.77 64.15 Credit Quality Allowance for Credit Losses / Loans Excluding Loans Held for Sale 1.36% 1.41% 1.39% 1.49% 1.35 % Allowance for Credit Losses / Loans Excluding Loans Held for Sale and PPP Loans 1.46 1.56 1.53 1.67 1.52 Nonperforming Assets / Total Assets 0.52 0.59 0.61 0.41 0.29 Nonperforming Loans / Loans Excluding Loans Held for Sale 0.77 0.81 0.82 0.53 0.38 Net Charge-offs (Recoveries) / Average Loans(1) (0.07) 0.01 0.49 0.02 0.01

DEPOSITS

- Proven ability to generate low-cost core deposits[1] to fund loan growth
- Total deposits increased $32.0 million, or 0.9%, from 3/31/2021 to 6/30/2021 and the cost of total deposits was 0.15% for Q2 2021
- Noninterest-bearing demand deposits were 45.6% of total deposits as of 6/30/2021
- Core deposits[1] were 95.8% of total deposits with minimal reliance on time deposits as of 6/30/2021
- Relationship based ~ 84.0% of loan customers also had a deposit relationship as of 6/30/2021
- Loan to deposit ratio was 79.9% as of 6/30/2021

Stable Core Deposits[1][2]


6.8%
50.4%
42.8%
7.3%
51.2%
41.5%
4.6%
50.7%
44.7%
4.2%
50.2%
45.6%
2018
2019
2020
Q2 2021
Noninterest-Bearing Demand Deposits
Other Core Deposits
Jumbo Time Deposits

Deposits	6/30/2021 (000)	6/30/2021 (%)
Noninterest-bearing Demand Accounts	$ 1,556,784	45.6%
Interest-bearing Demand Accounts	375,543	11.0%
Money Market Accounts	1,101,091	32.2%
Savings Accounts	115,823	3.4%
Certificates and Other Time Deposits > $100K	142,343	4.2%
Certificates and Other Time Deposits < $100K	125,202	3.6%
Total Deposits	$ 3,416,786	100.0%
Cost of Total Deposits - Q2 2021		0.15%

(1) Core deposits defined as total deposits less jumbo time deposits (time deposits over $100,000).
(2) 2018 – 2020 figures as of year end 12/31. Q2 2021 figures as of 6/30/2021.

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LOAN PORTFOLIO

- Provided deferral arrangements to customers through the COVID-19 pandemic
- Majority of borrowers with deferral arrangements have returned to normal contractual payment schedules
- We continue to work with a small number of borrowers with businesses most negatively impacted by the COVID-19 pandemic and monitor them closely
- Loan deferrals continued to decrease in Q2 2021 to 9 loans with principal totaling $20.5 million
- Well-diversified commercial loan[(1)] portfolio totaled 87.9% of gross loans as of 6/30/2021
- As of 6/30/2021, 77.9% of loans were Houston-based and 6.3% of gross loans were related to oil and gas[(3)]

Loan Portfolio Composition[(2)]



16.3%
83.7%
15.6%
84.4%
12.6%
87.4%
12.1%
87.9%
2018
2019
2020
Q2 2021
Total 1-4 Family Residential, Consumer, Agriculture and Other Loans
Total Commercial Loans

Loan Portfolio	6/30/2021 (000)	6/30/2021 (%)
Commercial and Industrial	$ 658,733	24.0%
Real Estate:		
Commercial Real Estate	1,060,968	38.7%
Construction and Development	426,007	15.5%
1-4 Family Residential	211,328	7.7%
Multi-family Residential	265,252	9.7%
Consumer, Agriculture and Other	118,334	4.4%
Gross Loans	$ 2,740,622	100.0%
Average Yield on Loans - Q2 2021		4.36%
Average Yield on Loans Excluding PPP Loans - Q2 2021		4.43%

(1) Commercial loans defined as total loans less 1-4 family residential, consumer, agriculture and other loans. See detail on page 8.
(2) 2018 – 2020 figures as of year end 12/31. Q2 2021 figures as of 6/30/2021.
(3) See page 9 for information about how the Company classifies its direct and indirect oil and gas loans.

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8 COMMERCIAL LOANS • Operating lines of credit, fixed asset financing and real estate loans to industrial companies involved in the construction, modification, support and maintenance of petrochemical plants • Operating lines of credit, fixed asset financing and real estate loans to law firms, medical practices and professional service firms • Texas-based community development projects promoting affordable housing and total $316.4 million ($229.0 million permanent and $87.4 million construction) as of 6/30/2021 • Predominantly local investor projects (i.e., industrial, office and retail buildings) with investors/developers with long-term CBTX relationships • Term financing of real estate facilities for businesses and clients Industrial Construction/Equipment Rental Professional/Medical Multi-Family Community Development Non-Owner Occupied CRE Owner Occupied CRE Loan Components - 6/30/2021 T Commercial and Industrial: PPP Loans $ 184,286 7.6% Industrial Construction/Equipment Rental 103,999 4.3% Oil and Gas 92,981 3.9% Manufacturing 33,813 1.4% Professional/Medical 67,252 2.8% Other 176,402 7.3% Total Commercial and Industrial 658,733 27.3% Commercial Real Estate: Non-owner Occupied 592,227 24.6% Owner Occupied 392,627 16.3% Oil and Gas 76,114 3.2% Total Commercial Real Estate 1,060,968 44.0% Construction and Development: Commercial 130,427 5.4% Land and Development 153,513 6.4% Multi-family Community Development 87,351 3.6% 1-4 Family 52,566 2.2% Oil and Gas 2,150 0.1% Total Construction and Development 426,007 17.7% Multi-family Residential: Multi-family Community Development 229,020 9.5% Other 36,232 1.5% Total Multi-family Residential 265,252 11.0% Total Commercial Loans 2,410,960 100.0% Other Loans 1-4 Family Residential 211,328 Consumer, Agriculture and Other 117,975 Oil and Gas 359 Total Other Loans 329,662 Total Gross Loans $ 2,740,622 (000) % Commercial

CONSTRUCTION / OIL AND GAS LOANS

Construction Loans

- As of 6/30/2021, $426.0 million, or 17.7%, of the Company's gross loans were construction and development, or construction loans
- As of 6/30/2021, construction loans were 89.9% of capital[1] and commitments to fund additional construction loans were $642.6 million, as compared to 99.5% of capital[1] and commitments of $670.4 million as of 3/31/2021 and 114.1% of capital[1] and commitments of $804.8 million as of 12/31/2020

Construction Loans - 6/30/2021		Balance (000)	Percentage of Capital[1]		Commitment (000)
Commercial	$	130,427	27.5%	$	182,920
Land - Commercial Purpose		94,599	20.0%		100,390
Land - Consumer Lots		15,655	3.3%		15,655
Land Development		43,259	9.1%		78,121
Multi-family Community		87,351	18.4%		167,121
1-4 Family - Primary		20,706	4.4%		32,437
1-4 Family - Commercial		31,860	6.7%		63,182
Oil and Gas		2,150	0.5%		2,733
Total	$	426,007	89.9%	$	642,559

Oil and Gas Loans

- As of 6/30/2021, $171.6 million, or 6.3%, of the Company's loans were oil and gas loans
- Direct - loans to an entity with more than 50% of its revenue related to the well-head, oil in the ground or extracting oil or gas, including any activity, product or service related to the oil and gas industry, such as exploration and production (E&P), drilling, equipment, services, midstream companies and midstream service companies
- Indirect - loans to an entity with a material portion (20% - 50%) of its revenue from the type of companies defined above as "direct," including trucking, machine shops and commercial real estate companies with significant reliance on oil and gas companies

Oil and Gas Loans (000)			6/30/2021		3/31/2021		12/31/2020
Direct	E&P	$	37,605	$	39,006	$	40,097
	Oil Field Services		52,837		50,604		49,526
	Midstream		22,111		22,657		21,979
			112,553		112,267		111,602
Indirect	Oil Field Services		27,964		23,856		25,116
	Midstream		31,087		31,360		31,090
			59,051		55,216		56,206
Total	E&P		37,605		39,006		40,097
	Oil Field Services		80,801		74,460		74,642
	Midstream		53,198		54,017		53,069
		$	171,604	$	167,483	$	167,808
Components	Lines of Credit	$	51,707	$	49,510	$	50,524
	Secured by Real Estate		73,707		70,453		68,150
	Equipment		8,585		8,514		9,037
	Production Secured by Mineral Rights		37,605		39,006		40,097
		$	171,604	$	167,483	$	167,808

(1) Total capital of CommunityBank of Texas, N.A., the wholly-owned subsidiary of the Company.

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PAYCHECK PROTECTION PROGRAM

- Originated 163 new PPP loans with principal balances totaling $20.4 million during Q2 2021 as part of the third round of PPP financing
- As of 6/30/2021, the PPP portfolio included 1,124 loans with total principal balances of $48.5 million that qualified for the simplified forgiveness application for loans of not more than $150,000
- Interest earned on PPP loans for Q2 2021 and Q1 2021 included the recognition of $1.5 million and $3.2 million, respectively, of net loan fees
- Received payments totaling $110.4 million and $123.4 million related to forgiveness or payments by customers during Q2 2021 and Q1 2021, respectively

PPP Loans[1] - 6/30/2021	Principal Amount (000)	Number of PPP Loans
Loans $0 - $350,000	$ 91,043	1,304
Loans $350,000 - $2 million	83,270	118
Loans over $2 million	9,973	4
Gross PPP loans	184,286	1,426
Deferred loan fees and costs	(5,207)	
Net PPP loan	$ 179,079	

Yield Analysis Q2 2021	Average Outstanding Balance (000)	Interest Earned (000)	Average Yield[2]
Total Loans	$ 2,835,995	$ 30,793	4.36%
Less PPP Loans	(234,899)	(2,091)	3.58%
Adjusted Total Loans	$ 2,601,096	$ 28,702	4.43%

Yield Analysis Q1 2021	Average Outstanding Balance (000)	Interest Earned (000)	Average Yield[2]
Total Loans	$ 2,901,291	$ 33,165	4.64%
Less PPP Loans	(250,758)	(3,840)	6.21%
Adjusted Total Loans	$ 2,650,533	$ 29,325	4.49%

(1) All PPP loans are classified as Commercial and Industrial loans per regulatory guidelines.
(2) Annualized.

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ALLOWANCE FOR CREDIT LOSSES

- ACL decreased $3.7 million from 3/31/2021 to 6/30/2021 due to continued improvements in national economy and forecasts, improved credit quality and the reduction of loan balances
- Increase in ACL for loans during 2020 was driven by the impact of the COVID-19 pandemic, the sustained instability of the oil and gas industry, an increase in adversely graded loans and an increase in charge-offs
- Utilized Moody's baseline scenario forecast model
- The Company's ACL for unfunded commitments (letters of credit and commitments to extend credit) was $3.4 million as of 6/30/2021, a reduction of $893,000 from 3/31/2021 due to the reduction of unfunded commitments

ACL - Loans by Classification (000)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Commercial and Industrial	$ 12,260	$ 13,812	$ 13,035	$ 13,347	$ 12,108
Real Estate:					
Commercial Real Estate	13,260	14,280	13,798	12,745	12,424
Construction and Development	4,453	5,445	6,089	6,334	7,050
1-4 Family Residential	2,172	2,458	2,578	2,871	3,173
Multi-family Residential	2,382	2,714	2,513	3,117	2,880
Consumer	494	434	440	507	529
Agriculture	115	107	137	164	134
Other	2,047	1,624	2,047	4,984	1,380
Total ACL - Loans	$ 37,183	$ 40,874	$ 40,637	$ 44,069	$ 39,678
Allowance for Credit Losses / Loans	1.36%	1.41%	1.39%	1.49%	1.35%

ACL Activity (000)	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
Beginning Balance	$ 40,874	$ 40,637	$ 44,069	$ 39,678	$ 31,194
Provision (Recapture)	(4,190)	286	229	4,569	8,537
Net (Charge-offs) Recoveries	499	(49)	(3,661)	(178)	(53)
Ending Balance	$ 37,183	$ 40,874	$ 40,637	$ 44,069	$ 39,678

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12 NPA AND NET CHARGE-OFFS (1) USA and Texas figures are from SNL Financial aggregates and Q1 2021 is the latest period available for these comparative figures. Nonperforming Assets • Nonperforming assets, or NPA, remained low relative to total assets at $21.0 million, or 0.52% of total assets, as of 6/30/2021 • The increase in nonperforming assets during 2020 was largely the result of the increase in adversely graded loans and increases in past due loans associated with businesses impacted by the COVID-19 pandemic and resultant economic circumstances • Q2 2021 recoveries exceeded charge- offs resulting in a net recovery of $499,000, or (0.07)% of average loans, on an annualized basis • 2021 year to date recoveries exceeded charge-offs in a net recovery of $450,000, or (0.03)% of average loans, on an annualized basis Net Charge-Offs Nonperforming Assets / Total Assets(1) Net Charge-Offs /Average Loans(1) 0.70% 0.59% 0.62% 0.60% 0.50% 0.48% 0.31% 0.28% 0.11% 0.03% 0.61% 0.59% 2018 2019 2020 Q1 2021 USA TX CBTX 0.50% 0.52% 0.49% 0.33% 0.17% 0.17% 0.26% 0.04% (0.03%) 0.02% 0.13% 0.01% 2018 2019 2020 Q1 2021 USA TX CBTX

13 REVENUE AND EFFICIENCY (1) 2018 – 2020 figures as of year end 12/31. Q2 2021 figures annualized as of 6/30/2021. (2) Efficiency ratio is calculated by dividing noninterest expense by the sum of the net interest and noninterest income. Revenue Efficiency • Net interest margin, or NIM, on a tax equivalent basis was 3.29% for Q2 2021, 3.71% for Q1 2021 and 3.68% for Q2 2020 • Cost of interest-bearing liabilities was 0.32% for Q2 2021, down from 0.34% for Q1 2021 and 0.52% for Q2 2020 • At 6/30/2021, 52.4% of loans were variable rate and 69.1% of the variable rate loans had floors • Efficiency ratio was 73.02% for Q2 2021, 64.32% for Q1 2021 and 64.15% for Q2 2020 • The fluctuations in the efficiency ratio primarily results from higher noninterest expense and lower net interest income in Q2 2021 Revenue and NIM(1) Efficiency(1)(2) 59.0% 58.3% 64.2% 73.0% 2.60% 2.67% 2.45% 2.46% 2018 2019 2020 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 54% 59% 64% 69% 74% 2018 2019 2020 Q2 2021 Axis Title Axis Title Axis Title Efficiency Ratio NI Exp. / Avg. Assets $139 $155 $143 $138 4.35% 4.42% 3.73% 3.29% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% $0 $20 $40 $60 $80 $100 $120 $140 $160 2018 2019 2020 Q2 2021 Net Int Inc & Noninterest Income NIM, tax equivalent basis

14 At CommunityBank of Texas, we’re committed to building strong, honest relationships. We strive to keep our clients’ and partners’ needs at the forefront of everything we do. And we measure our success by the success we help create for them. OUR VISION Here to Serve. OUR POSITIONING To experienced business owners, CommunityBank of Texas is the financial partner that delivers a better banking experience. OUR PERSONALITY Resourceful, Trustworthy, Friendly, Responsive, Strong At CommunityBank of Texas, we believe in a powerful and multi-faceted statement, one that drills straight to the heart of our reason for being, while clearly illuminating the mission that our many employees pursue each day: Here to serve. Here to serve is a commitment to building strong and honest relationships, a clarion call to remember that in everything we do, our highest purpose is to transform our extensive financial expertise into success for our clients. Relationships are the bedrock of our business – both internally and externally – and there is a stewardship in the word serve that promises that, in these relationships, we will be caring, humble and precise. That we will keep the needs of our clients at the forefront of our minds at all times and measure our performance by the success we create for each other. The other critical component of our brand vision is the word here, which serves several important roles. Here is a promise that we will be there for our clients and answer the call when they need us the most. We will be Dependable. Honest. Trustworthy. And we will remember that every time is the right time to put our clients’ needs first. Here is also a pledge to be visible and present in the communities we serve. It adds weight to the first and most key component of our name: Community. We are not some faceless financial institution located high above the rank and file, safely sheltered in an ivory tower. We are right here, serving the cities and communities in which we live. Day-in and day-out. We sponsor civic events, donate back to our neighbors in need, and spend the time to really get to know our clients on a personal level. In the face of an increasingly digital and impersonal world, we are proudly present in the lives of our clients and our communities.

APPENDIX

16 NON-GAAP RECONCILIATIONS Our management uses certain non-GAAP financial measures to evaluate performance. We have included in this presentation information related to these non-GAAP financial measures for the applicable periods presented. The following tables reconcile, as of the dates set forth below:(1) book value per share to tangible book value per share;(2) total shareholders’ equity to total assets to tangible equity to tangible assets;(3) return on average shareholders’ equity to return on average tangible equity; and (4) net income to pre-provision net revenue. The most directly comparable GAAP financial measure for tangible book value per share is book value per share and the most directly comparable GAAP financial measure for tangible equity to tangible assets is total shareholders’ equity to total assets. The most directly comparable GAAP financial measure for return on average tangible equity is return on average shareholders’ equity. The most directly comparable GAAP financial measure for pre-provision net revenue is net income.

NON-GAAP RECONCILIATIONS (Continued)

(000)	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Total Shareholders' Equity	$ 556,227	$ 545,349	$ 546,451	$ 540,921	$ 537,356
Goodwill	(80,950)	(80,950)	(80,950)	(80,950)	(80,950)
Other Intangibles	(3,846)	(3,991)	(4,171)	(4,303)	(4,496)
Tangible Equity	$ 471,431	$ 460,408	$ 461,330	$ 455,668	$ 451,910
Total Assets	$ 4,066,534	$ 4,028,639	$ 3,949,217	$ 3,814,672	$ 3,901,725
Goodwill	(80,950)	(80,950)	(80,950)	(80,950)	(80,950)
Other Intangibles	(3,846)	(3,991)	(4,171)	(4,303)	(4,496)
Tangible Assets	$ 3,981,738	$ 3,943,698	$ 3,864,096	$ 3,729,419	$ 3,816,279
Common Shares Outstanding	24,450	24,442	24,613	24,713	24,755
Book Value Per Share	$ 22.75	$ 22.31	$ 22.20	$ 21.89	$ 21.71
Tangible Book Value Per Share	$ 19.28	$ 18.84	$ 18.74	$ 18.44	$ 18.26
Total Shareholders' Equity to Total Assets	13.68%	13.54%	13.84%	14.18%	13.77%
Tangible Equity to Tangible Assets	11.84%	11.67%	11.94%	12.22%	11.84%

(000)	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
Average Shareholders' Equity	$ 552,807	$ 549,528	$ 545,134	$ 543,765	$ 543,387
Average Goodwill	(80,950)	(80,950)	(80,950)	(80,950)	(80,950)
Average Other Intangibles	(3,951)	(4,098)	(4,269)	(4,414)	(4,617)
Average Tangible Equity	$ 467,906	$ 464,480	$ 459,915	$ 458,401	$ 457,820
Annualized Net Income	$ 46,941	$ 40,633	$ 40,721	$ 25,544	$ 8,700
Return on Average Shareholders' Equity	8.49%	7.39%	7.47%	4.70%	1.60%
Return on Average Tangible Equity	10.03%	8.75%	8.85%	5.57%	1.90%
Net Income	$ 11,703	$ 10,019	$ 10,236	$ 6,421	$ 2,163
Provision for Credit Losses	(5,083)	412	(135)	4,108	9,870
Income Tax Expense	2,692	2,485	2,283	1,344	539
Pre-Provision Net Revenue	$ 9,312	$ 12,916	$ 12,384	$ 11,873	$ 12,572

CBTX, INC.
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